Exhibit 99.1

For Immediate Release

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS SECOND QUARTER RESULTS

Net Income of $28.4 million and Adjusted EBITDA of $172.0 million

2016 Outlook Updated

Greenwood Village, Colo. (August 3, 2016) — Envision Healthcare Holdings, Inc. (Envision or Company) (NYSE: EVHC) reported results from operations for the three months and six months ended June 30, 2016.  All comparisons included in this release are for the 2016 periods to the comparable 2015 periods, unless otherwise noted.

Highlights:

•                  Net revenue of $1.64 billion, an increase of 21.2%;

•                  Net income of $28.4 million compares with $52.4 million;

•                  Adjusted EBITDA of $172.0 million compares with $162.8 million;

•                  GAAP diluted earnings per share (EPS) was $0.15 and compares with $0.27; and

•                  Adjusted diluted EPS was $0.34 and compares with $0.37.

“Our results for the second quarter of 2016 reflect solid operating performance for our EmCare hospital-based physician services and legacy AMR operations,” said William A. Sanger, chairman, president and chief executive officer.  “Our AMR financial results were impacted by investments made in certain Rural/Metro markets to meet customer service expectations and establish our position as valued partners in these communities.   In addition, we experienced a delay in the expected earnings contribution from Evolution Health’s recently launched Florida health plan contract.   We remain confident that we will achieve our targeted financial performance for both Rural/Metro and Evolution’s health plan contract during the first half of 2017.  Our 2016 outlook is being updated to reflect the timing of expected improvements.”

Results of Operations for the Second Quarter of 2016

Envision generated net revenue of $1.64 billion, an increase of 21.2%, driven by contributions from acquisitions of 16.7%, and organic growth of 4.5%.  Net income was $28.4 million and

Adjusted EBITDA was $172.0 million.   Envision earned $0.15 per diluted share on a GAAP basis, and Adjusted diluted EPS for the quarter was $0.34.

Segment Results for the Second Quarter of 2016

Envision operates two business segments: EmCare Holdings (EmCare), the Company’s facility-based and post-acute care physician-led services segment and American Medical Response (AMR), the Company’s medical transportation services segment.

EmCare

EmCare’s net revenue for the second quarter of 2016 was $1.05 billion, an increase of 13.1% from the prior-year period.

Revenue from acquisitions completed during the past 12 months contributed growth of 8.5%. Organic revenue growth of 4.6% consisted of same-store contributions of 4.6% while net new contract growth was flat. Revenue from net new contracts was driven by net new contract growth at Evolution Health, offset by EmCare contracts terminated during the last 12 months, and particularly during the second half of 2015.

EmCare’s same-store revenue, when calculated from the comparable contract base for both periods, increased by 5.3%. Rate grew by 2.3% from hospital-based services, driven primarily by an increase in anesthesia yield, and a positive rate impact of 2.1% from Evolution Health. Patient volume from hospital-based services grew by 0.9%.

EmCare’s income from operations was $66.3 million, or 6.3% of revenue, which compares with $77.9 million, or 8.4% of revenue, due to lower operating income from Evolution Health and restructuring costs related to EmCare’s process improvement initiatives.

Adjusted EBITDA of $103.8 million was 9.9% of revenue, which compares with $105.2 million, or 11.3% of revenue.   EmCare’s results were impacted by Evolution Health’s Florida health plan contract.  When excluding Evolution Health’s results, EmCare’s margins improved sequentially, and were at the same level as the prior-year period.

American Medical Response

AMR’s net revenue grew by 38.9% to $590.4 million, from $425.2 million in the prior-year period.  Acquisition-related growth was 34.7%, same-market revenue growth was 2.6%, and net new contract growth was 1.6%. Same-market growth consisted of a 2.6% increase in volume and no change in rate from the prior year.

AMR’s income from operations was $22.5 million, or 3.8% of revenue, which compares with $36.4 million, or 8.6% of revenue.  The change in operating margin was driven primarily by lower Adjusted EBITDA margin, higher depreciation and amortization expense and transaction costs primarily related to integration of the Rural/Metro acquisition.

Adjusted EBITDA was $68.2 million, or 11.5% of revenue, compared with $57.6 million, or 13.5% of revenue.  Margins were impacted by Rural/Metro’s results during the quarter. During the first and second quarters of 2016, staffing levels were increased to improve compliance with response-time commitments within certain Rural/Metro markets.  Also, during the second quarter of 2016, transport volumes in certain Rural/Metro markets were lower than anticipated, and AMR had to maintain staffing at higher levels in those markets to meet response-time commitments.  Envision expects that mitigation actions and accelerated integration timelines will lead to improved financial performance and realization of targeted contributions from Rural/Metro.

Envision Cash Flows for the Second Quarter of 2016

Envision generated cash flow from operations of $69.6 million, or $95.6 million when excluding certain non-recurring payments.  This compares with cash flow from operations of $115.6 million.  Cash flow from operations was impacted by lower net income.  Envision’s days sales outstanding declined by one day in the second quarter of 2016 on a sequential basis.   Adjusted Free Cash Flow, a non-GAAP financial measure, was $62.9 million, and was impacted primarily by expected higher capital expenditures, largely related to the Rural/Metro acquisition and new contract growth at AMR.  See “Non-GAAP Financial Measures Description and Reconciliation” below for the definition and reconciliation of Adjusted Free Cash Flow to Cash Flows from Operating Activities.

Results of Operations for the Six Months Ended June 30, 2016

Envision’s net revenue was $3.24 billion, net income was $55.3 million, and Adjusted EBITDA was $323.6 million.   Envision generated cash flow from operations of $159.2 million, or $185.2 million when excluding certain non-recurring payments, and Adjusted Free Cash Flow was $125.7 million.

Segment Results for the Six Months ended June 30, 2016

Net revenue at EmCare was $2.06 billion, operating income was $125.3 million, and Adjusted EBITDA was $191.2 million.

Net revenue at AMR was $1.18 billion, operating income was $51.0 million, and Adjusted EBITDA was $132.4 million.

Merger Update

Envision expects that the preliminary joint proxy statement/prospectus related to its previously announced merger with AMSURG Corp. (NASDAQ: AMSG) will be filed with the U.S. Securities and Exchange Commission on Thursday, August 4, 2016,  by the new registrant “New Amethyst Corp.,” which will be renamed Envision Healthcare Corporation upon completion of the merger.

2016 Outlook

Envision Healthcare is updating its financial outlook for 2016.  Envision now expects to generate Adjusted EBITDA of $715 million to $730 million and Adjusted EPS of $1.42 to $1.47.  Envision’s outlook assumes third quarter Adjusted EBITDA will be approximately 25% to 26% of its updated outlook.

Envision is not providing reconciliation of its forward-looking 2016 Adjusted EBITDA and Adjusted EPS because the Company is not able to accurately estimate the variables and individual adjustments for these items, including normal variability in income tax expense, equity compensation and transaction costs related to acquisition activities.  Envision believes that the variability of these items could have an impact on its GAAP financial results.

Conference Call

Envision management will host a conference call today, Wednesday, August 3, 2016, at 5 p.m. Eastern Time, to discuss the Company’s financial results.  Interested participants may listen to the call by dialing 800-857-6175, or 517-623-4852 for international callers, and referencing participant code 909712.  A replay will be available one hour after the call ends through September 3, 2016. To access the replay, dial 800-284-7027, or 402-220-9738 for international callers. An audio file will also be archived for 30 days on the investor relations section of the Company’s website: investor.evhc.net.

About Envision Healthcare Holdings, Inc.

Envision Healthcare Holdings, Inc., offers an array of physician-led healthcare-related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. The organization provides care across a broad patient continuum via American Medical Response, Inc. (AMR), EmCare Holdings, Inc. (EmCare) and Evolution Health, LLC (Evolution Health). AMR provides community-based medical transportation services, including emergency (‘911’), non-emergency, managed transportation, air ambulance and disaster response. EmCare’s integrated facility-based physician services include emergency, anesthesiology, hospitalist/inpatient care, radiology, tele-radiology and surgery. Evolution Health’s innovative and comprehensive care coordination solutions result in improved patient care delivery across a number of healthcare settings.   Envision Healthcare is headquartered in Greenwood Village, Colorado. For additional information, visit www.evhc.net.

Forward-Looking Statements

Certain statements and information in this press release may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our 2016 Adjusted EBITDA and Adjusted EPS guidance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in our filings with the Securities and Exchange Commission from time to time, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Factors that could cause future results to differ materially from those provided in this press release include, but are not limited to: decreases in our revenue and profit margin under our fee-for-service contracts; failure to implement our business strategies, the loss of existing contracts; failure to accurately assess costs under new contracts; our ability to integrate acquisitions; competition in markets we serve; the cost of required capital expenditures; retention of our senior management; our ability to maintain or implement information systems; the impact of labor union representation; failure to comply with extensive and complex government regulation of our industry; the impact of changes in the healthcare sector; our ability to service our debt obligations; risks associated with the ability to consummate the previously announced business combination between Envision and AMSURG Corp. (“AMSURG”) and the timing of the closing of the business combination; the ability to successfully integrate Envision’s and AMSURG’s operations and employees; the ability to realize anticipated benefits and synergies of the business combination; the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors, and other factors discussed in our filings with the Securities and Exchange Commission.  Any forward-looking statements herein are made as of the date of this press release, and we undertake no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

Non-GAAP Financial Measures Description and Reconciliation

This press release includes presentations of Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted EPS.  These are financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  These non-GAAP measures may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as net income (loss) before equity in earnings of unconsolidated subsidiary, income tax benefit (expense), loss on early debt extinguishment, other income (expense), net, realized gains (losses) on investments, interest expense, net, equity-based compensation expense, transaction costs related to acquisition activities, restructuring and other charges, adjustment to net loss (income) attributable to non-controlling interest due to deferred taxes, and depreciation and amortization expense.  Adjusted Free Cash Flow is defined as cash flow from operations adjusted for cash used in non-acquisition related investing activities and certain out-of-period or non-recurring cash payments.  Adjusted EPS is defined as diluted earnings per share adjusted for expenses related to the Company’s secondary offerings, amortization expense, equity-based compensation expense, restructuring and other charges, severance and related costs, loss on early debt extinguishment, and transaction costs related to acquisition activities, net of an estimated tax benefit.

Adjusted Free Cash Flow is a non-GAAP measures used by management as a liquidity indicator. Adjusted EBITDA and Adjusted EPS are non-GAAP measures used by management solely as performance measures.  The items excluded from these non-

GAAP measures are important in understanding the Company’s financial performance, and should not be considered in isolation of, or as an alternative to, GAAP financial measures. Reconciliations of non-GAAP financial measures are provided in the tables included in this press release.

Envision Healthcare Holdings, Inc.

Consolidated Statements of Operations and Other Information

(unaudited; in thousands, except shares, per share data and other information)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Net revenue	$1,641,030	$1,354,258	$3,238,576	$2,598,760
Compensation and benefits	1,144,804	969,458	2,268,677	1,877,115
Operating expenses	263,181	156,129	516,396	307,855
Insurance expense	35,454	38,166	72,874	73,692
Selling, general and administrative expenses	41,593	31,249	79,583	57,698
Depreciation and amortization expense	59,756	44,936	117,189	84,817
Restructuring and other charges	7,456	—	7,562	—
Income from operations	88,786	114,320	176,295	197,583
Interest income from restricted assets	103	163	466	293
Interest expense, net	(39,568)	(28,094)	(78,451)	(54,781)
Realized gains (losses) on investments	(55)	(34)	(40)	(34)
Other income (expense), net	(735)	(40)	(13)	(372)
Income (loss) before income taxes and equity in earnings of unconsolidated subsidiary	48,531	86,315	98,257	142,689
Income tax benefit (expense)	(18,162)	(32,698)	(37,554)	(55,214)
Equity in earnings of unconsolidated subsidiary	1,503	71	1,635	143
Net income (loss)	31,872	53,688	62,338	87,618
Less: Net (income) loss attributable to noncontrolling interest	(3,440)	(1,272)	(7,056)	(1,827)
Net income (loss) attributable to Envision Healthcare Holdings, Inc.	28,432	52,416	55,282	85,791

Basic earnings per common share	$0.15	$0.28	$0.29	$0.46
Diluted earnings per common share	$0.15	$0.27	$0.29	$0.45
Weighted average common shares outstanding, basic	187,134,606	185,493,085	187,090,957	184,830,033
Weighted average common shares outstanding, diluted	192,022,884	191,511,920	191,976,741	191,166,956

Other Information
EmCare weighted patient encounters	4,895,165	4,611,766	9,613,989	8,808,625
AMR weighted transports	1,174,144	830,578	2,359,099	1,655,042

Earnings Per Share Reconciliation

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Weighted average common shares outstanding, diluted	192,022,884	191,511,920	191,976,741	191,166,956

Net income (loss) attributable to Envision Healthcare Holdings, Inc. stockholders	$28,432	$52,416	$55,282	$85,791
Net income (loss) allocated to participating securities	150	—	218	—
Net income (loss) attributable to Envision Healthcare Holdings, Inc. common stockholders	$28,282	$52,416	$55,064	$85,791
Adjustments:
Other expense related to secondary offering/other filings	—	40	—	372

Amortization expense	32,243	27,404	64,354	49,579

Equity-based compensation expense	3,652	1,672	5,937	3,025

Restructuring and other charges	7,456	—	7,562	—

Severance and related costs	2,750	869	4,572	2,563

Transaction costs related to acquisition activities	12,939	2,073	18,625	5,173

Total pre-tax adjustments	59,040	32,058	101,050	60,712

Tax impact of adjustments	(22,494)	(14,569)	(38,500)	(25,845)

Total adjustments, net	36,546	17,489	62,550	34,867
Net income (loss) attributable to Envision Healthcare Holdings, Inc., adjusted	$64,828	$69,905	$117,614	$120,658
Adjusted EPS	$0.34	$0.37	$0.61	$0.63

Envision Healthcare Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

(unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Envision

Adjusted EBITDA	$172,002	$162,761	$323,590	$291,627
Depreciation and amortization expense	(59,756)	(44,936)	(117,189)	(84,817)
Restructuring and other charges	(7,456)	—	(7,562)	—
Interest income from restricted assets	(103)	(163)	(466)	(293)
Transaction costs	(12,939)	(2,073)	(18,625)	(5,173)
Severance and related costs	(2,750)	(869)	(4,572)	(2,563)
Equity-based compensation expense	(3,652)	(1,672)	(5,937)	(3,025)
Net income (loss) attributable to noncontrolling interest	3,440	1,272	7,056	1,827
Income from operations	88,786	114,320	176,295	197,583
Interest income from restricted assets	103	163	466	293
Interest expense, net	(39,568)	(28,094)	(78,451)	(54,781)
Realized gains (losses) on investments	(55)	(34)	(40)	(34)
Other income (expense), net	(735)	(40)	(13)	(372)
Income tax benefit (expense)	(18,162)	(32,698)	(37,554)	(55,214)
Equity in earnings of unconsolidated subsidiary	1,503	71	1,635	143
Net (income) loss attributable to noncontrolling interest	(3,440)	(1,272)	(7,056)	(1,827)
Net income (loss) attributable to Envision Healthcare Holdings, Inc.	$28,432	$52,416	$55,282	$85,791

Envision Healthcare Holdings, Inc.

Reconciliation of Segment Adjusted EBITDA to Income from Operations

(unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
EmCare
Net revenue	$1,050,609	$929,068	$2,063,457	$1,754,176
Compensation and benefits	814,844	741,035	1,604,508	1,417,336
Operating expenses	92,130	40,215	185,474	78,221
Insurance expense	19,511	25,793	41,995	49,134
Selling, general and administrative expenses	22,699	18,536	43,977	33,292
Interest income from restricted assets	8	(52)	(244)	(71)
Transaction costs	(2,242)	(1,374)	(5,156)	(4,468)
Severance and related costs	(1,684)	(808)	(2,287)	(2,032)
Equity-based compensation expense	(1,939)	(752)	(3,036)	(1,361)
Net income (loss) attributable to noncontrolling interest	3,440	1,272	7,056	1,827
Adjusted EBITDA	103,842	105,203	191,170	182,298
Depreciation and amortization expense	(27,656)	(25,558)	(54,647)	(46,087)
Restructuring and other charges	(7,456)	—	(7,562)	—
Interest income from restricted assets	8	(52)	(244)	(71)
Transaction costs	(2,242)	(1,374)	(5,156)	(4,468)
Severance and related costs	(1,684)	(808)	(2,287)	(2,032)
Equity-based compensation expense	(1,939)	(752)	(3,036)	(1,361)
Net income (loss) attributable to noncontrolling interest	3,440	1,272	7,056	1,827
Income from operations	$66,313	$77,931	$125,294	$130,106

AMR
Net revenue	$590,421	$425,190	$1,175,119	$844,584
Compensation and benefits	329,960	228,423	664,169	459,779
Operating expenses	171,051	115,914	330,922	229,634
Insurance expense	15,943	12,373	30,879	24,558
Selling, general and administrative expenses	18,894	12,713	35,606	24,406
Interest income from restricted assets	(111)	(111)	(222)	(222)
Transaction costs	(10,697)	(699)	(13,469)	(705)
Severance and related costs	(1,066)	(61)	(2,285)	(531)
Equity-based compensation expense	(1,713)	(920)	(2,901)	(1,664)
Adjusted EBITDA	68,160	57,558	132,420	109,329
Depreciation and amortization expense	(32,100)	(19,378)	(62,542)	(38,730)
Interest income from restricted assets	(111)	(111)	(222)	(222)
Transaction costs	(10,697)	(699)	(13,469)	(705)
Severance and related costs	(1,066)	(61)	(2,285)	(531)
Equity-based compensation expense	(1,713)	(920)	(2,901)	(1,664)
Income from operations	$22,473	$36,389	$51,001	$67,477

Envision
Net revenue	$1,641,030	$1,354,258	$3,238,576	$2,598,760
Compensation and benefits	1,144,804	969,458	2,268,677	1,877,115
Operating expenses	263,181	156,129	516,396	307,855
Insurance expense	35,454	38,166	72,874	73,692
Selling, general and administrative expenses	41,593	31,249	79,583	57,698
Interest income from restricted assets	(103)	(163)	(466)	(293)
Transaction costs	(12,939)	(2,073)	(18,625)	(5,173)
Severance and related costs	(2,750)	(869)	(4,572)	(2,563)
Equity-based compensation expense	(3,652)	(1,672)	(5,937)	(3,025)
Net income (loss) attributable to noncontrolling interest	3,440	1,272	7,056	1,827
Adjusted EBITDA	172,002	162,761	323,590	291,627
Depreciation and amortization expense	(59,756)	(44,936)	(117,189)	(84,817)
Restructuring and other charges	(7,456)	—	(7,562)	—
Interest income from restricted assets	(103)	(163)	(466)	(293)
Transaction costs	(12,939)	(2,073)	(18,625)	(5,173)
Severance and related costs	(2,750)	(869)	(4,572)	(2,563)
Equity-based compensation expense	(3,652)	(1,672)	(5,937)	(3,025)
Net income (loss) attributable to noncontrolling interest	3,440	1,272	7,056	1,827
Income from operations	$88,786	$114,320	$176,295	$197,583

Envision Healthcare Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$212,745	$141,677
Trade and other accounts receivable, net	1,325,665	1,257,021
Other current assets	180,739	199,729
Total current assets	1,719,149	1,598,427
Non-current assets:
Property, plant and equipment, net	380,183	335,869
Goodwill and intangible assets, net	4,415,032	4,323,564
Other long-term assets	100,044	95,712
Total assets	$6,614,408	$6,353,572

Liabilities and Equity
Current liabilities	$754,746	$705,980
Long-term debt and capital lease obligations	3,057,811	2,958,481
Deferred income taxes	389,926	369,110
Insurance reserves and other long-term liabilities	317,983	318,560
Total liabilities	4,520,466	4,352,131
Total equity	2,093,942	2,001,441
Total liabilities and equity	$6,614,408	$6,353,572

Note:  Certain prior period balances in the consolidated balance sheets have been reclassified to conform to the current year presentation. Such reclassifications had no impact on the results of operations or cash flows previously reported.

Envision Healthcare Holdings, Inc.

Condensed Consolidated Statements of Cash Flows and Reconciliation of Net Cash Provided by (Used in)

Operating Activities to Adjusted Free Cash Flow

(unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities
Net income (loss)	$31,872	$53,688	$62,338	$87,618
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and other	65,166	48,867	128,354	92,549
Excess tax benefits from equity-based compensation	(89)	(13,531)	(1,219)	(24,476)
Deferred income taxes	1,166	580	9,741	1,100
Changes in operating assets/liabilities, net of acquisitions:
Trade and other accounts receivable, net	5,757	18,458	(32,196)	(37,766)
Parts and supplies inventory	(62)	(39)	286	(161)
Prepaids and other current assets	39,126	(11,554)	15,523	(4,717)
Accounts payable and accrued liabilities	(62,368)	26,029	(11,410)	47,717
Insurance reserves	(8,172)	(6,966)	(9,870)	(2,221)
Other assets and liabilities, net	(2,794)	75	(2,327)	1,279
Net cash provided by (used in) operating activities	69,602	115,607	159,220	160,922

Cash Flows from Investing Activities
Purchases of available-for-sale securities	(6,800)	(1,595)	(6,808)	(2,067)
Sales and maturities of available-for-sale securities	—	9,009	1,448	9,209
Purchases of property, plant and equipment	(51,639)	(29,521)	(90,760)	(43,028)
Proceeds from sale of property, plant and equipment	14	308	42	352
Acquisition of businesses, net of cash received	(108,122)	(634)	(114,808)	(498,917)
Net change in insurance collateral	24,888	(1,198)	34,963	(5,706)
Other investing activities	730	1,883	429	971
Net cash provided by (used in) investing activities	(140,929)	(21,748)	(175,494)	(539,186)

Cash Flows from Financing Activities
Borrowings under the ABL Facility	165,000	20,000	235,000	305,000
Repayments of the ABL Facility	(60,000)	(50,000)	(130,000)	(100,000)
Repayments of the Term Loan	(5,843)	(3,343)	(11,686)	(6,686)
Debt issuance costs	(20)	—	(723)	(27)
Proceeds from stock options exercised and issuance of shares under employee stock purchase plan and provider stock purchase plan	882	5,802	1,571	9,350
Excess tax benefits from equity-based compensation	89	13,531	1,219	24,476
Contributions from (distributions to) non-controlling interest, net	(8,833)	—	(8,833)	100
Other financing activities	1,140	(119)	794	(239)
Net cash provided by (used in) financing activities	92,415	(14,129)	87,342	231,974

Change in cash and cash equivalents	21,088	79,730	71,068	(146,290)
Cash and cash equivalents, beginning of period	191,657	92,875	141,677	318,895
Cash and cash equivalents, end of period	$212,745	$172,605	$212,745	$172,605

Operating and non-acquisition investing cash flow	$36,795	$94,493	$98,534	$120,653

Cash flow adjustments:
Excess tax benefits from equity-based compensation	89	13,531	1,219	24,476
Non-recurring restructuring costs	6,500	—	6,500	—
Non-recurring pre-acquisition payroll accrual	19,486	—	19,486	—
Adjusted Free Cash Flow	$62,870	$108,024	$125,739	$145,129